Exhibit 99.1

Vertex, Inc. Announces Closing of Upsized Offering of $345 Million

Convertible Senior Notes

KING OF PRUSSIA, Pa. — April 26, 2024 — Vertex, Inc. (NASDAQ: VERX) (“Vertex”), a leading global provider of indirect tax solutions, today announced the closing of its private offering of $345 million aggregate principal amount of 0.750% convertible senior notes due 2029 (the “notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and related capped call transactions. The offering represents the aggregate of both the previously announced, upsized offering of $300 million as well as the full exercise of the $45 million option to purchase additional notes granted by Vertex to the initial purchasers of the notes.

Vertex estimates that the net proceeds from the offering will be approximately $333.7 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by Vertex. Vertex used approximately $42.4 million of the net proceeds from this offering to fund the cost of the previously disclosed capped call transactions and intends to use the remainder for working capital or other general corporate purposes, which may include capital expenditures, potential acquisitions and strategic transactions. However, Vertex has not designated any specific uses and has no current agreements with respect to any acquisition or strategic transaction.

The notes were sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and the shares of Vertex’s Class A Common Stock potentially issuable upon conversion of the notes have not been and will not be registered under the Securities Act or any the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any notes or shares of Vertex’s Class A Common Stock, nor shall there be any offer, sale or sale of notes or such Class A Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

About Vertex, Inc.

Vertex, Inc. is a leading global provider of indirect tax solutions. Vertex’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,500 professionals and serves companies across the globe.

Forward-Looking Statements

This press release contains forward-looking statements regarding the offering of the notes and the capped call transactions, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements made in this press release that are not statements of historical fact, including statements regarding Vertex’s anticipated use of proceeds from the offering, are forward-looking statements and should be evaluated as such. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, risks related to the offering of the notes and the capped call transactions and the other factors described under the heading “Risk Factors” in Vertex’s Annual Report on Form 10-K for the year ended December 31, 2023 and Vertex’s other filings with the Securities and Exchange Commission (“SEC”). Copies of such filings may be obtained from Vertex or the SEC.

All forward-looking statements reflect Vertex’s beliefs and assumptions only as of the date of this press release. Vertex undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

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Contact Information

Media: Rachel Litcofsky, Vertex, Inc., mediainquiries@vertexinc.com

Investor Relations: Joe Crivelli, Vertex, Inc., ir@vertexinc.com